Exhibit 99.1

NEWS RELEASE

EagleRock Announces Filing of Quarterly Report on Form 10-Q

HOUSTON, June 23, 2026 – EagleRock Land, LLC (“EagleRock” or the “Company”) (NYSE: EROK) today filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “Quarterly Report”) with the U.S. Securities and Exchange Commission (the “SEC”).

Highlights:

•	Completed Initial Public Offering (“IPO”) of EagleRock Land on May 15, 2026

•	Repaid the Predecessor credit facility of approximately $269 million

•	Strong operational and financial performance in line with Company expectations

•	Robust liquidity of over $200 million and no outstanding debt provides substantial capacity to pursue attractive organic and inorganic opportunities.

•	Expect to file its unaudited pro forma financial statements for the three months ended March 31, 2026 by July 31, 2026

On May 15, 2026, EagleRock completed the initial public offering of its Class A shares representing limited liability company interests and certain contribution and reorganization transactions associated therewith (the “Transactions”). Since EagleRock completed its IPO after the period covered by the Quarterly Report, the Quarterly Report primarily presents the financial statements and related results of EagleRock’s accounting predecessor, Lea & Eddy Holdings, LLC (the “Predecessor”), for the three months ended March 31, 2026. Accordingly, the Quarterly Report does not include financial statements of the entities acquired by the Company in the Transactions and does not provide pro forma results for the Company.

As previously disclosed, EagleRock will file its unaudited pro forma financial statements for the three months ended March 31, 2026, reflecting the consummation of the IPO and the Transactions (the “Pro Forma Financial Statements”), by July 31, 2026. EagleRock expects to provide customary earnings information and host its inaugural quarterly conference call to discuss its financial and operating results beginning with the reporting cycle for the second quarter of 2026.

Preliminary Pro Forma First Quarter Results

The preliminary financial information presented below was previously disclosed in the Company’s final prospectus filed with the SEC on May 14, 2026 in connection with the IPO (the “Prospectus”), and continues to reflect EagleRock’s estimated pro forma financial results for the three months ended March 31, 2026.

	Pro Forma(1)
	Three Months Ended March 31, 2026
(in thousands)	Low	High
Revenue	$29,551	$36,117
Net income	$13,263	$16,211
Adjusted EBITDA(2)	$25,745	$31,467

(1)

The unaudited preliminary financial information presents the historical financial data of the Predecessor for the period presented, as adjusted to give effect to (i) the exclusion of certain assets and liabilities of the Predecessor that were not conveyed to the Company in connection with the IPO and (ii) the Transactions, each of which is more fully described in the Prospectus, as if such transactions had occurred on January 1, 2025.

(2)

Non-GAAP financial measure. See “Non-GAAP Financial Measures” for a discussion of this metric and a reconciliation to EagleRock’s most directly comparable financial measure calculated and presented in accordance with GAAP.

This release includes ranges for these preliminary financial results because the Pro Forma Financial Statements are not yet available. These estimated ranges are preliminary and unaudited and are thus inherently uncertain and subject to change. In addition, these ranges are based on the information available to the Company as of the date of this release and may not be indicative of its actual results or the results to be achieved as of any future date or for any future period. However, based on the Company’s performance to date and current expectations, management believes the Company remains on track relative to its full-year financial expectations.

EagleRock Credit Facility

On June 3, 2026, EagleRock repaid the entire balance of the Predecessor’s credit facility of approximately $269 million that was assumed by the Company in connection with the IPO. On June 8, 2026, following the repayment and termination of the Predecessor’s credit facility, EagleRock’s credit agreement with its syndicate of leading financial institutions became effective. EagleRock’s revolving credit facility provides access to up to $200.0 million, including the ability to request an increase of up to an additional $100.0 million. As of the date of this release, the Company has no borrowings outstanding under its credit facility. The new facility provides the Company with additional financial flexibility and liquidity to support its ongoing operations, strategic initiatives and long-term growth objectives.

About EagleRock

EagleRock is a land management company that owns or controls approximately 236,000 acres in the heart of the Delaware and Midland sub-basins within the prolific Permian Basin. In addition, EagleRock has an interest in up to approximately 70,000 acres pursuant to an acreage dedication related to its Midland Basin water infrastructure assets. Its acreage is vital to the efficient development of oil and natural gas resources in the Permian Basin and is strategically located to support the growing surface, resource, infrastructure and related commercial development needs of the power and other emerging industries in the Permian Basin.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words, or similar terms and phrases are intended to identify forward-looking statements. These forward-looking statements include statements regarding the Company’s preliminary pro forma results for the three months ended March 31, 2026. The preliminary financial information presented in this release are estimates based on information available to management as of the date of this release, have not been reviewed or audited by EagleRock’s independent registered public accounting firm, and are subject to change. There can be no assurance that EagleRock’s actual results will not differ from the preliminary financial information presented in this release. The preliminary financial information presented in this release should not be viewed as a substitute for full financial statements prepared in accordance with Article 11 of Regulation S-X.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, EagleRock does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for EagleRock to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Prospectus and the other reports and material EagleRock files with the SEC. The risk factors and other factors noted in the Prospectus could cause the Company’s actual results to differ materially from those contained in any forward-looking statement.

Non-GAAP Financial Measures

EagleRock defines Adjusted EBITDA as net income (loss) minus interest, taxes, depreciation, amortization, depletion and accretion, which it refers to as “EBITDA” and from which it further deducts share-based compensation, non-recurring transaction-related expenses and other non-cash or non-recurring expenses. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues.

Adjusted EBITDA and Adjusted EBITDA Margin are used by the Company’s management and by external users of its financial statements, such as investors, research analysts and others, to assess the financial performance of the Company’s assets over the long term to generate sufficient cash to return capital to equity holders or service indebtedness. Management believes Adjusted EBITDA and Adjusted EBITDA Margin are useful because they allow the Company and external users of its financial statements to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period, and against its peers, without regard to financing methods or capital structure. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA and Adjusted EBITDA Margin because these amounts can vary substantially from company to company within EagleRock’s industry, depending upon accounting methods, book values of assets, capital structures and the method by which the assets were acquired. The Company’s computations of these measures may differ from the computations of similarly titled measures of other companies.

The following table sets forth a reconciliation (to the midpoint of the low and high ranges set forth above) of estimated net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin for the period indicated.

Pro Forma
($ in thousands)	Three Months Ended March 31, 2026
Net income	$14,737
Adjustments:
Depreciation, depletion, amortization, and accretion	13,634
Interest expense, net	96
Income tax expense	1,033

EBITDA	$29,500

Adjustments:
Transaction-related expenses(1)	2,386
Other(2)	(3,280)

Adjusted EBITDA	$28,606

Net income margin	44.9%
Adjusted EBITDA Margin	87.1%

(1)

Transaction-related expenses consist of nonrecurring professional services expenses, including banker fees, legal and professional fees and integration costs directly attributable to completed or contemplated transactions.

(2)	Other consists primarily of a nonrecurring gain on sales-type lease and other nonrecurring transactions.

Contact

Neal Shah

President and Chief Financial Officer

EagleRock Land, LLC

info@erok.com; (713) 280-7002

SOURCE EagleRock Land, LLC

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